Exhibit 99.5

LIMITED LIABILITY PARTNERSHIP
1100126372008511515

EXECUTION VERSION

US$7,000,000,000

FACILITY AGREEMENT

Dated  February 2008

for

ORIENTAL PROSPECT PTE. LTD.

as Borrower

arranged by

CHINA DEVELOPMENT BANK

with

CHINA DEVELOPMENT BANK

acting as Agent

and

CHINA DEVELOPMENT BANK

acting as Security Agent

FACILITY AGREEMENT

32.	Remedies and Waivers	65
33.	Amendments and Waivers	66
34.	Counterparts	67
35.	Governing Law	68
36.	Enforcement	68

SCHEDULE 1 THE ORIGINAL PARTIES		69
	Part I The Borrower	69
	Part II The Original Lenders	70

SCHEDULE 2 CONDITIONS PRECEDENT TO INITIAL UTILISATION		71

SCHEDULE 3 REQUESTS		73

SCHEDULE 4 FORM OF TRANSFER CERTIFICATE		74

SCHEDULE 5 TIMETABLES		76

THIS AGREEMENT is dated              February 2008 and made between:

(1)                            ORIENTAL PROSPECT PTE. LTD. (Company Registration Number 200801581H) (the “Borrower”);

(2)                            CHINA DEVELOPMENT BANK as mandated lead arranger (the “Arranger”);

(3)                            THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(4)                            CHINA DEVELOPMENT BANK as agent of the other Finance Parties (the “Agent”); and

(5)                            CHINA DEVELOPMENT BANK as security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Acquisition” means the acquisition by the Company of shares in the Target by way of market purchases up to a maximum of 14.99% of the issued outstanding share capital of the Target.

“Acquisition Costs” means all stamp duties and registration expenses incurred by the Borrower in connection with the Acquisition or the Transaction Documents.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Alcoa Investment Documents” means the Alcoa Loan Agreement and the Alcoa Security Document.

“Alcoa Loan Agreement” means the loan agreement in an amount of up to $1,200,000,000 (plus accrued and capitalised interest) dated after the date of this Agreement and entered into between the Borrower and Alcoa Inc and pursuant to which Alcoa Inc makes available certain funds to the Borrower for purposes of financing the acquisition of Target Shares by the Company.

“Alcoa Security Document” means the security document dated on or about the date of the Alcoa Loan Agreement and pursuant to which the Company grants security over a part of its shareholding in Target (together with associated cash and dividends relating thereto) in favour of Alcoa Inc in a form approved by the Agent.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration in each case required by law or regulation.

“Availability Period” means the period from and including the date of this Agreement to the date falling six month after the date of this Agreement.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment under the Facility minus:

(a)                                      the amount of its participation in any outstanding Loans under the Facility; and

(b)                                     in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

“Borrower Debenture” means the debenture granted by the Borrower in favour of the Security Agent, in form and substance acceptable to the Security Agent and the Agent (each acting reasonably).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (less the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Hong Kong, Singapore and Beijing.

“Cash Pay Interest” means:

(i)                                         In respect of each Interest Period ending prior to the PIK Limit Date, 1 per cent. per annum;

(ii)                                      In respect of the Interest Period ending on the PIK Limit Date, the aggregate of:

(a)                     1 per cent. per annum; and

(b)                    the aggregate amount by which (x) the sum of (i) the PIK Interest Portion accrued in respect of such Interest Period and (ii) the total aggregate amount of all PIK Interest Portion capitalisations made pursuant to Clause 8.3 (PIK Interest Portion)  exceeds (y) the PIK Limit Amount; and

(iii)                                   In respect of each Interest Period ending after the PIK Limit Date, the total interest payable pursuant to Clause 8.1 (Calculation of interest).

“Charged Property” means all the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means:

(a)                                      in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Company” means Shining Prospect Pte. Ltd.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA from time to time or in any other form agreed between the Borrower and the Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period or the giving of notice or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)                                      a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                     the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                        from performing its payment obligations under the Finance Documents; or

(ii)                     from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters (if any) dated on or after the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, the Security Documents, any Hedging Agreement, the Intercreditor Agreement, the Guarantee, the Sponsor Undertaking, any Fee Letter and any other document designated as a “Finance Document” by the Agent and the Borrower.

“Finance Party” means the Agent, the Arranger, the Security Agent, a Lender or a Hedge Counterparty.

“Financial Indebtedness” means (without double-counting) any indebtedness for or in respect of:

(a)                                      moneys borrowed;

(b)                                     any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                        any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                     any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                         any amount raised by the issue of redeemable shares;

(j)                                         any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)                                      (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financing Costs” means the aggregate of:

(a)                                      amounts in the nature of interest payable by an Obligor under this Agreement (including default interest); and

(b)                                     all commitment, agency and other fees payable (but without double counting and excluding any arrangement or upfront fee) by the Borrower under this Agreement.

“Funds Flow” means the funds flow setting out the movement of cash and purchases of Target Shares in connection with the Acquisition.

“GAAP” means generally accepted accounting principles in Singapore or such other jurisdiction as may be agreed.

“Group” means the Borrower and the Parent.

“Group Structure Chart” means the group structure chart showing:

(a)                                      all holding companies of the Borrower and the Borrower, including current name and company registration number, its jurisdiction of incorporation and/or establishment and a list of shareholders;

(b)                                     any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

“Guarantee” means the guarantee dated on or about the date of this Agreement and issued in favour of the Lenders by the Guarantor and guaranteeing the obligations of the Borrower under this Agreement in an agreed form satisfactory to the Agent (acting reasonably).

“Guarantor” means Aluminum Corporation of China.

“Hedge Counterparty” means a person which has become a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities and/or any exchange rate or other risks in relation to the Facility in accordance with a Hedging Letter.

“Hedging Letter” means any letter (if any) agreed (or to be agreed) between the Agent on behalf the Lenders and the Borrower setting out the conditions on which the Borrower may enter into any Hedging Agreement from time to time.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Intercreditor Agreement” means the intercreditor agreement dated the same date as this Agreement and made between, amongst others, the Borrower and China Development Bank as Security Agent.

“Interest Payment Date” means each date on which Interest is payable pursuant to Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Investments” means

(a)                                      any stocks, shares, debentures, securities and certificates of deposit;

(b)                                     all interests in collective investment schemes; and

(c)                                      all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b).

in each case whether held directly by or to the order of the Borrower or by any trustee, nominee, fiduciary or clearance system on its behalf.

“Investor” means the Guarantor.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, and similar principles, rights, defences and limitations under laws of any applicable jurisdictions; the time barring of claims under any applicable limitation laws, the possibility that a court may strike out provisions as being invalid for reasons of oppression, undue influence or similar reasons, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim and similar principles or limitations under laws of applicable jurisdictions; and general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Agent under any provision or otherwise in connection with any Senior Finance Documents.

“Lender” means:

(a)                                      any Original Lender; and

(b)                                     any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 21 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in dollars and for a period comparable to the Interest Period for that Loan.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means:

(a)                                      if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)                                     at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

“Margin” means in relation to any Loan 1.00 per cent. per annum.

“Market Purchase Plan” means any document setting out certain steps for the execution of market purchases of Target Shares by the Borrower in a form agreed between the Lenders and the Borrower and as submitted to the Lenders by the Borrower prior to the date of this Agreement.

“Material Adverse Effect” means a material adverse effect on:

(a)                                      the business, operations or financial condition of the Group taken as a whole;

(b)                                     the ability of the Borrower to perform its payment obligations under the Finance Documents; or

(c)                                      subject to Legal Reservations and Perfection Requirements the validity or enforceability of the Finance Documents taken as a whole or the rights or remedies of the Finance Parties under the Finance Documents taken as a whole.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                      if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Obligors” means the Borrower, the Guarantor and the Company.

“Onshore Loan Agreements” means the two loan agreements between China Development Bank and Aluminum Corporation of China dated on or about the date of this Agreement that are in an aggregate of or about US$6,000,000,000.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, notarisations, stampings and/or notifications of the Security Documents.

“PIK Limit Date” means the last day of the Interest Period when the sum of (i) the aggregate amount of all PIK Interest Portion capitalisations made pursuant to Clause 8.3 (PIK Interest Portion) and (ii) the amount of the accrued PIK Interest Portion in respect of the relevant Interest Period exceeds the PIK Limit Amount.

“PIK Limit Amount” means $595,000,000.

“PIK Interest Portion” means the interest rate payable in respect of each Interest Period and calculated pursuant to Clause 8.1 (Calculation of interest) less 1 per cent..

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Banks” means the principal offices of HSBC, BNP Paribas and Citibank N.A. or such other banks as may be agreed by the Agent and the Borrower.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means:

(a)                                      the jurisdiction of incorporation of each member of the Group; and

(b)                                     the jurisdiction of the express governing law under any Security Document to which such member of the Group is party.

“Repayment Date” means 3 years after the first Utilisation Date, but if any such date is not a Business Day, then that Repayment Date shall be deemed to be the immediately succeeding Business Day.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement) or Clause 17.7(a) (No default).

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for dollars for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Obligations” means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Secured Parties” has the meaning set out in the Intercreditor Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)                                      the Borrower Debenture;

(b)                                     the Borrower Debenture (as defined in the Senior Facility Agreement);

(c)                                      the security agreement entered into by the Company creating security over the Debt Service Reserve Account (if any), as defined in the Senior Facility Agreement;

(d)                                     the security agreements creating security over the Borrower’s rights under any Hedging Agreement; and

(e)                                      charge over all shares in Target held by the Company from time to time,

together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Senior Facility Agreement” means the $7,000,000,000 senior secured facility agreement dated on the same date as this Agreement and entered into between, amongst others, the Company as borrower and China Development Bank as Lender.

“Senior Finance Documents” means the Finance Documents as defined in the Senior Facility Agreement.

“Settlement Date” shall have the meaning given to it in the Senior Facility Agreement.

“Specified Time” means a time determined in accordance with Schedule 5 (Timetables).

“Sponsor Undertaking” means the undertaking from the Guarantor regarding the indirect ownership of the Borrower in favour of the Lenders and dated on or about the date hereof.

“Structural Intra-Group Loans” means any loans made by the Borrower to the Company for purposes of downstreaming the proceeds of Onshore Loan Agreements.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                      which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                     more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                      which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Target” means Rio Tinto PLC.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Total Commitments” means the aggregate of the total Commitments being $7,000,000,000 at the date of this Agreement.

Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                      the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                     the date on which the Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Lender” means any person or financial institution acting through a branch or office located in the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2         Construction

(a)                                      Unless a contrary indication appears any reference in this Agreement to:

(i)                        the “Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Secured Party”, any “Lender”, any “Obligor” or any

“Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)       “assets” includes present and future properties, revenues and rights of every description;

(iii)      a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)      “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)       a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)      a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being one with which it is the practice in the jurisdiction of the relevant person to comply with) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)     a provision of law is a reference to that provision as amended or re-enacted; and

(viii)    a time of day is a reference to London time.

(b)                                     Section, Clause and Schedule headings are for ease of reference only.

(c)                                      Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                     A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3         Currency Symbols and Definitions

“$” and “dollars” denote the lawful currency of the United States of America.

1.4         Third party rights

(a)                                      Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties)

Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                     Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5         Certificates

No personal liability shall attach to any director or officer of an Obligor for any representation or statement made in any or for any certificate or notice or request given by any such director or officer.  Any such director or officer may rely on and enforce this provision notwithstanding Clause 1.4(a).

SECTION 2

THE FACILITY

2.           THE FACILITY

2.1         The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2         Finance Parties’ rights and obligations

(a)                                      The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                     The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                      A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.           PURPOSE

3.1         Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards the financing of market purchases of shares in Target by the Company up to a maximum of 14.99% of the outstanding share capital of Target.

3.2         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.           CONDITIONS OF UTILISATION

4.1         Initial conditions precedent

The Borrower may not make a Utilisation unless the Agent has received or is satisfied that it will receive, on the Utilisation Date all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably).  The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2         Further conditions precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                      no Default is continuing or would result from the proposed Loan; and

(b)                                     the Repeating Representations to be made by each Obligor are true in all material respects.

4.3         Deemed Utilisation

(a)                                      At any time from the date of this Agreement, the Agent may (if instructed by all Lenders) unless the Borrower has specifically requested in writing otherwise advance one or more Loans under the Facility for application by the Borrower or the Company (as applicable) in accordance with the Market Purchase Plan.

(b)                                     Any Loans to be advanced under (a) above following instructions from all Lenders shall not be subject to any other conditions to Utilisation in this Clause 4 (including, without limitation, the delivery of a Utilisation Request by the Borrower) but shall in all other respects and for purposes of all other provisions of this Agreement be deemed to constitute a Utilisation made under this Agreement and any Loans so advanced shall be subject to the terms and conditions of this Agreement as if it had been made pursuant to Clause 4.1 (Initial Conditions Precedent) to Clause 4.2 (Further Conditions Precedent).

(c)                                      The Borrower:

(i)        undertakes to procure that the Company applies the proceeds of all Loans advanced by the Lenders pursuant to (a) above solely towards purchases of Target Shares in accordance with the Market Purchase Plan and does not make any market purchases of Target Shares other than as set out in the Market Purchase Plan without the prior written consent from the Majority Lenders; and

(ii)       confirms that, notwithstanding that the advance of Loans under (a) above may be made unilaterally by the Lenders, any such Loans advanced pursuant to (a) above shall constitute a direct borrowing of the Borrower and shall be subject to the same terms and conditions as any other Loan advanced by the Lenders pursuant to Clause 4.1 (Initial Conditions Precedent) to Clause 4.2 (Further Conditions Precedent) including, without limitation, in respect of Clauses 6 (Repayment) and 8 (Interest).

SECTION 3

UTILISATION

5.           UTILISATION - LOANS

5.1         Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or such later time as the Agent may agree.

5.2         Completion of a Utilisation Request

(a)                                      Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                        the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility;

(ii)                     the amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                  the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)                                     Only one Loan may be requested in each Utilisation Request.

5.3         Currency and amount

(a)                                      The currency specified in a Utilisation Request must be dollars.

(b)                                     The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of $30,000,000, or if less, the Available Facility.

5.4         Lenders’ participation

(a)                                      If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                     The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                      The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5         Cancellation of Commitment

The Total Commitments shall be immediately cancelled at the end of the Availability Period for the Facility.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.           REPAYMENT

6.1         Repayment of Loans

(a)                                      The Borrower shall repay the Loans made to it in full on the Repayment Date.

(b)                                     The Borrower may not reborrow any part of the Facility which is repaid.

7.           PREPAYMENT AND CANCELLATION

7.1         Illegality

If, at any time after it became party to this Agreement, it is or within 3 months will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                      that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                     upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)                                      the Borrower shall to the extent of the illegality repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law), provided that on or prior to such date the Borrower shall have the right to require that Lender to transfer (and such Lender shall transfer if so required) its affected Commitments and participations in Loans to another person nominated for such purpose by the Borrower which has agreed to purchase such rights and obligations.

7.2         Change of control and ownership of Target Shares

(a)                                      In the event that Parent ceases to (directly or indirectly) control the Borrower or Aluminum Corporation of China ceases to (directly or indirectly) control the Parent, or in the event that Company fails to obtain ownership of shares in the Target acquired pursuant to the Sale and Purchase Agreement or is compelled by law or regulation which is complied with in the ordinary course to dispose of shares in the Target acquired pursuant to the Sale and Purchase Agreement, then in any such event:

(i)        the Borrower shall promptly notify the Agent upon becoming aware of such event;

(ii)       a Lender shall not be obliged to fund a Utilisation;

(iii)      if the Majority Lenders so require, the Agent shall, by not less than 30 days notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, immediately due and payable, at which time the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                                     For the purpose of paragraph (a) above “control” means the holding of 40 per cent. or more of the issued share capital of the Borrower by the Guarantor or such lesser percentage as may be agreed by the Borrower and the Majority Lenders.

7.3                           Disposal Proceeds

(a)                                      For the purposes of this Clause 7.3:

“Disposal” means a sale, lease, transfer or other disposal by a person of any interest in the shares of the Target (whether by a voluntary or involuntary single transaction or series of transactions) pledged to the Finance Parties;

“Net Disposal Proceeds” means the cash proceeds of any Disposal of the shares of the Target pledged to the Finance Parties after deducting:

(i)        any fees, costs and expenses which are incurred by the Borrower and/or the Company in connection therewith; and

(ii)       any Tax incurred and required to be paid or reserved against by the Borrower and/or the Company in connection with that Disposal (as reasonably determined by the Borrower and taking into account any available credit deduction or allowance).

(b)                                     The Borrower shall, unless the Majority Lenders otherwise agree, after the discharge in full of all liabilities under the Senior Facility Agreement only, prepay the Loans in an amount equal to all Net Disposal Proceeds received by the Borrower;

(c)                                      Any prepayment made under this Clause shall be applied on the last day of the Interest Period for a Loan next to occur.

7.4                           Voluntary cancellation

The Borrower may, if it gives the Agent not less than 20 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $25,000,000) of an Available Facility.  Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders rateably under the Facility.

7.5                           Voluntary prepayment of Loans

(a)                                      The Borrower may, if it gives the Agent not less than 20 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, with the prior consent of the Majority Lenders prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $25,000,000).

(b)                                     A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

7.6                           Right of repayment and cancellation in relation to a single Lender

(a)                                      If:

(i)                        any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

(ii)                     any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or replace such Lender by requiring such Lender to (and such Lender shall promptly) transfer all of its rights and obligations under the Finance Documents at par (together with any accrued but unpaid interest and fees due to it) to any person selected by the Borrower willing to take such transfer.

(b)                                     On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                      On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

7.7                           Restrictions

(a)                                      Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                     Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                      The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                                     The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                      No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                        If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

8.                                 INTEREST

8.1                           Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                      Margin; and

(b)                                     LIBOR.

8.2                           Payment of interest

Subject to the terms of the Intercreditor Agreement, on the last day of each Interest Period the Borrower shall pay accrued Cash Pay Interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

8.3                           PIK Interest Portion

In respect of each Interest Period ending on or prior to the PIK Limit Date:

(a)                                      in addition to interest payable pursuant to Clause 8.2 (Payment of interest) and Clause 10.2 (Market disruption), interest shall accrue on the Loan at a rate equal to the PIK Interest Portion; and

(b)                                     on the dates falling at six Monthly intervals after the date of Utilisation the amount of interest accrued under paragraph (a) above shall be automatically capitalised and added to the outstanding principal amount of the Loan.  Any such accrued interest shall, after being so capitalised, be treated as part of the principal amount of the Loan and shall, subject to the terms of the Intercreditor Agreement, be payable in accordance with the repayment or prepayment provisions of this Agreement, provided that, in respect of the Interest Period which ends on the PIK Limit Date and notwithstanding (a) and (b) above, the PIK Interest Portion shall be only capitalised in a proportion such that the sum of (i) the aggregate amount of all PIK Interest Portion capitalisations made prior to such date and (ii) the amount of the PIK Interest Portion capitalisation to be made in respect of the Interest Period ending on such date equals the PIK Limit Amount and the excess part of any PIK Interest Portion accrued during such Interest Period shall be payable in the form of Cash Pay Interest pursuant to Clause  8.2 (Payment of interest).

8.4                           Default interest

(a)                                      If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 8.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                     If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)        the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)       the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                                      Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.5                           Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.                                 INTEREST PERIODS

9.1                           Selection of Interest Periods

(a)                                      Each Interest Period shall be six Months, which shall end on 31 March or 30 September (as the case may be) and the first Interest Period shall end on 31 March 2008.

(b)                                     Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2                           Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3                           Consolidation and division of Loans

If two or more Interest Periods which relate to Loans end on the same date, those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.                           CHANGES TO THE CALCULATION OF INTEREST

10.1                     Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the

Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                     Market disruption

(a)                                      If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)        the Margin; and

(ii)       the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)                                     In this Agreement “Market Disruption Event” means:

(i)        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or

(ii)       before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that by reason of circumstances affecting the Relevant Interbank Market generally the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3                     Alternative basis of interest or funding

(a)                                      If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                     Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4                     Break Costs

(a)                                      The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                     Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.                           FEES

11.1                     Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee (if any) in the amount and at the times agreed in a Fee Letter.

11.2                     Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) the Security Agent fee (if any) in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.                           TAX GROSS UP AND INDEMNITIES

12.1                     Definitions

(a)                                      In this Clause 12.1:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by any Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                                     Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                     Tax gross-up

(a)                                      All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                     The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                      If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                     Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax

Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                     Tax indemnity

(a)                                      Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(b)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(c)                                      any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(d)                                     A Finance Party intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(e)                                      A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4                     Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                      a Tax Credit is attributable to that Tax Payment; and

(b)                                     that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

12.5                     Stamp taxes

The Borrower shall (a) pay and, (b) within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6                     Indirect tax

(a)                                      All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                     Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.                           INCREASED COSTS

13.1                     Increased costs

(a)                                      Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or if later, the date it became a party to this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                     In this Agreement “Increased Costs” means:

(i)                        a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)                     an additional or increased cost; or

(iii)                  a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates as a result of it having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2                     Increased cost claims

(a)                                      A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall promptly upon becoming aware of the claim notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                                     Each Finance Party shall, as soon as practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Increased Costs.

13.3                     Exceptions

(a)                                      Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                        attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                     compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in Clause 12.3 (Tax indemnity) applied); or

(iii)                  attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or the terms of a Finance Document.

In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.                           OTHER INDEMNITIES

14.1                     Currency indemnity

(a)                                      If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                        making or filing a claim or proof against that Obligor;

(ii)                     obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party and the Arranger to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B)

the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                     The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                     Other indemnities

(a)                            The Borrower shall, within five Business Days of demand, indemnify each Secured Party and the Arranger against any cost, loss or liability incurred by that Secured Party or Arranger as a result of:

(i)                                         the occurrence of any Event of Default;

(ii)                                      a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(iii)                                   funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)                                  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)                           The Borrower shall, within three Business Days of demand, indemnify each the Initial Lenders, the Agent and the Arranger against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of legal counsel), joint or several, that may be incurred in connection with or relating to the Finance Documents or the transactions contemplated by the Finance Documents or any use made or proposed to be made of the proceeds of the Facility save as may arise from their negligence, wilful default or breach of the Finance Documents.

14.3                     Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                      investigating any event which it reasonably believes is an Event of Default; or

(b)                                     acting or relying on any notice, request or instruction from an Obligor which it reasonably believes to be genuine, correct and appropriately authorised.

14.4                     Indemnity to the Security Agent

(a)                                      The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)                        the taking, holding, protection or enforcement of the Transaction Security;

(ii)                     the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)                  any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)                                     The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.                           MITIGATION BY THE LENDERS

15.1                     Mitigation

(a)                                      Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                     Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2                     Limitation of liability

(a)                                      The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                                     A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.                           COSTS AND EXPENSES

16.1                     Transaction expenses

The Borrower shall within a reasonable period of time pay the Agent, the Arranger and the Security Agent the amount of all reasonable costs and expenses (including, but not limited to, legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                      this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)                                     any other Finance Documents executed after the date of this Agreement.

16.2                     Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 26.9 (Change of currency), the Borrower shall, within a reasonable period of time, reimburse each of the Agent and the Security Agent for the amount of all reasonable costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Agent and the Security Agent (and in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                     Security Agent’s ongoing costs

(a)                                      In the event of (i) the occurrence of an Event of Default or (ii) the Security Agent being requested by the Borrower or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)                                     If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

16.4                     Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to each Secured Party and the Arranger the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party and the Arranger in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights save to the extent arising out of the gross negligence or wilful default of the Security Agent.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.                           REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1                     Status

(a)                                      It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                     It and each of its Subsidiaries has the power to own its assets and carry on its business in all material respects as it is being conducted.

17.2                     Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations and Perfection Requirements, legal valid, binding and enforceable obligations.

17.3                     Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                      any law or regulation applicable to it in any respect which would be considered materially and adverse to the interests of the Finance Parties;

(b)                                     its or any of its Subsidiaries’ constitutional documents; or

(c)                                      any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which would have a Material Adverse Effect.

17.4                     Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5                     Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                      to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                     to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

have been (or will by the required date be) obtained or effected and are (or will be the required date be) in full force and effect.

17.6                     Governing law and enforcement

(a)                                      The choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction.

(b)                                     Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in each Relevant Jurisdiction.

17.7                     No default

(a)                                      No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation.

(b)                                     No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which default would reasonably be expected to have a Material Adverse Effect.

17.8                     Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.9                     Compliance with laws and regulations

It has complied with all applicable material laws and regulations relating to and in connection with the acquisition by the Company of the outstanding share capital of Target.

17.10               No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, is reasonably likely to be adversely determined, and if so adversely determined would reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been started or threatened against any member of the Group.

17.11               Taxation

(a)                                      It has duly and punctually paid and discharged all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

(b)                                     It is not materially overdue in the filing of any Tax returns.

(c)                                      So far as the Borrower is aware, no claims are being or are reasonably likely to be asserted against it with respect to Taxes.

17.12               No Immunity

In any proceedings taken in a Relevant Jurisdiction in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

17.13               Private and commercial acts

Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

17.14               Security

No Security exists over all or any of the present or future assets of the Borrower other than any Security permitted under Clause 19.3 (Negative Pledge).

17.15               Ranking

Save as set out in the Intercreditor Agreement, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

17.16               Transaction Security

Subject to Legal Reservations and Perfection Requirements each Security Document validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

17.17               Legal and Beneficial Owner

It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security to which it is a party.

17.18               Shares

The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.  The constitutional documents of companies whose shares are subject to the Transaction Security (with the exception of the shares in the Company) do not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security.

17.19               Group Structure

The Group Structure Chart delivered to the Agent pursuant to Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

17.20               Ownership of the Company

The Borrower owns (directly or indirectly) 100 per cent. of the issued share capital of the Company.

17.21               Repetition

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

18.                           INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                     Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                      as soon as the same become available, but in any event within 90 days after the end of each of its financial years (or such other date as may be agreed between the Borrower and the Agent), its audited financial statements for that financial year; and

(b)                                     as soon as the same become available, but in any event within 60 days after the end of each half of each of its financial years (or such other date as may be agreed between the Borrower and the Agent), its financial statements for that financial half year.

18.2                     Requirements as to financial statements

(a)                                      Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition in all material respects as at the date at which those financial statements were drawn up.

(b)                                     The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP.

18.3                     Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                      all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                     promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower (or against the directors of the Borrower), and which would be reasonably likely, if adversely determined, have a Material Adverse Effect; and

(c)                                      promptly, such further information regarding the financial condition, business and operations of the Borrower as any Finance Party (through the Agent) may reasonably request (subject to legal or regulatory restrictions on disclosures).

18.4                     Notification of default

(a)                                      The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                     The Borrower shall notify the Agent of any material change in the corporate status or business of the Borrower no later than 15 days after the occurrence of any such change.

(c)                                      Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by a director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5                     Use of websites

(a)                                      The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)                        the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                     both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                  the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                     The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)                                      The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                        the Designated Website cannot be accessed due to technical failure;

(ii)                     the password specifications for the Designated Website change;

(iii)                  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                 any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                    the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                     Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten Business Days.

18.6                     “Know your customer” checks

(a)                                      If:

(i)                        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                     any change in the status of the Borrower or the composition of the shareholders of the Borrower after the date of this Agreement; or

(iii)                  a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                     Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.         GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1       Authorisations

The Borrower shall promptly:

(a)             obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)            if requested by the Agent (acting reasonably) supply certified copies to the Agent of,

any material Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

19.2       Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3       Negative pledge

(a)             The Borrower shall not create or permit to subsist any Security over any of its assets.

(b)            The Borrower shall not:

(i)        sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Holding Company or Affiliate;

(ii)       sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)      enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)      enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)             Paragraphs (a) and (b) above do not apply to (i) the Transaction Security, (ii) the Senior Finance Documents, (iii) the Alcoa Security Documents, (iv) any Security arising by operation of law; (v) security and set-off rights over bank accounts arising under the standard terms of the entity holding such accounts.

19.4       Disposals

The Borrower shall not without the prior written consent by the Majority Lenders enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

19.5       Merger

The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

19.6       Change of business

The Borrower shall ensure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement without the prior written consent by the Majority Lenders.

19.7       Taxation

The Borrower shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) such payment can be lawfully withheld), where a failure to do so would have a Material Adverse Effect.

19.8       Acquisitions

The Borrower shall not without the prior written consent by the Majority Lenders acquire any company, business, assets or undertaking.

19.9       Loans and Guarantees

The Borrower shall not make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents or as part of the downstreaming of any proceeds received by Aluminum Corporation of China under the Onshore Loan Agreements or in connection with the Alcoa Investment Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person without the prior written consent by the Majority Lenders.

19.10     Dividends

The Borrower shall not pay, make or declare any dividend or other distribution (whether by way of loans or otherwise) in respect of any of its financial years without the prior written consent of the Majority Lenders.

19.11     Syndication

The Borrower shall from the date of this Agreement until the earlier of successful syndication and the date falling 6 Months from the date of this Agreement provide reasonable assistance to the Arranger in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

19.12     Indebtedness

(a)             The Borrower shall not without the prior written consent by the Majority Lenders incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

(b)            Paragraph (a) above does not apply to:

(i)        any Financial Indebtedness arising under or permitted by the Finance Documents;

(ii)       any Financial Indebtedness which is fully subordinated to the Borrower’s obligations under the Finance Documents on customary terms satisfactory to the Agent (acting reasonably); or

(iii)      any Financial Indebtedness arising as a result of any Security Documents entered into by the Borrower.

19.13     Access

The Borrower shall:

(a)             on request of the Agent, provide the Agent and Security Agent with any information the Agent or Security Agent may reasonably require about its business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

(b)            following the occurrence of an Event of Default which is continuing permit the Security Agent, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Borrower, (i) to inspect and take copies and extracts from the books, accounts and records of the Borrower and (ii) to view the Charged Property (without becoming liable as mortgagee in possession).

19.14     Joint ventures

The Borrower shall not without the prior written consent by the Majority Lenders:

(a)             enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)            transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

19.15     Special Purpose Companies

The Borrower shall not without the consent of the Majority Lenders trade, carry on any business or own any assets or incur any liabilities which in any such case is material in the context of the Borrower’s business as anticipated as of the date hereof except for:

(a)             the provision of administrative services (excluding treasury services) customary for such a company (including administration and payment of applicable Tax) and liabilities in respect of tax;

(b)            ownership of shares in the Company, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and cash equivalent investments but only if those shares, credit balances, cash and cash equivalent investments are subject to the Transaction Security;

(c)             any liabilities under the Finance Documents to which it is a party or the transactions contemplated by them and establishment costs and professional fees and administration costs in the ordinary course of business as a special purpose company holding a single asset.

19.16     Pari passu ranking

Subject to the terms of the Intercreditor Agreement, the Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

19.17     Arm’s length basis

The Borrower shall not enter into any material transaction with any person except on arm’s length terms and for full market value.

19.18     Structural Intra-Group Loans

The Borrower shall not without the prior written consent by the Majority Lenders:

(i)        repay or prepay any principal amount (or capitalised interest) outstanding under the Structural Intra-Group Loans;

(ii)       pay any interest or any other amounts payable in connection with the Structural Intra-Group Loans; or

(iii)      purchase, redeem, defease or discharge, exchange or enter into any sub-participation arrangements in respect of any amount outstanding with respect to the Structural Intra-Group Loans.

19.19     Treasury Transactions

The Borrower shall not enter into any Treasury Transaction, other than hedging transactions contemplated by a Hedging Letter in the agreed form and documented by relevant Hedging Agreements in the agreed form and, save with the prior written consent of the Majority Lenders, shall not terminate or close any such hedging transactions.

19.20     Employees

The Borrower shall not have any employees or premises or have any Subsidiary (save for the Borrower’s shareholding in the Company) or become a director of any company, save as may be required under applicable local law.

19.21     Further assurance

(a)             The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)        to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law;

(ii)       to confer on the Security Agent Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)      to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)            The Borrower shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

19.22     Conditions Subsequent

(a)             The Borrower shall no later than 10 days after the initial Utilisation provide to the Lenders a report setting out in detail how each Loan have been applied in purchases of Target Shares by the Company and which report shall specify the amount of Target Shares purchased and the price paid in respect of such purchased Target Shares.

(b)            The Borrower shall procure (i) that the relevant Security Document creating first ranking and valid security interests over the Target Shares is executed and delivered by the Company to the Security Agent and (ii) that the security over the Target Shares granted pursuant to the relevant Security Document is duly perfected and any notice or other confirmation required to be given to, and use all reasonable endeavours to obtain the countersignature of, the custodian under such Security Document have been so given and countersigned and in each case no later than the date falling 10 Business Days after the Settlement Date.

(c)             The Borrower shall no later than 10 Business Days after the Settlement Date deliver to the Agent:

(i)        the Funds Flow in form and substance satisfactory to the Agent; and

(ii)       the constitutional documents of the Borrower together with a any shareholders’ agreement or resolution amending or varying the rights attaching to the shares in the Borrower and removing any restrictions on transfer of the shares in the Borrower.

20.         EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 20 is an Event of Default (save as for Clause 20.15 (Acceleration).

20.1       Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)             its failure to pay is caused by:

(i)        administrative or technical error; or

(ii)       a Disruption Event; and

(b)            payment is made within:

(i)        (in the case of (a)(i) above 3 Business Days of its due date; or

(ii)       (in the case of (a)(ii) above 5 Business Days of its due date.

20.2       Other obligations

(a)             The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment)).

(b)            No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

20.3       Misrepresentation

Any representation made or deemed to be made by a Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and if capable of remedy the circumstances giving rise to that misrepresentation are not remedied within 30 days of the Agent giving notice.

20.4       Cross default

(a)             Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)            Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)             Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)            Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)             No Event of Default will occur under this Clause 20.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above at any time is less than $5,000,000 (or its equivalent in any other currency or currencies).

20.5       Insolvency

(a)             An Obligor is unable or admits inability to pay its debts as they fall due (excluding under section 123(i) of the Insolvency Act 1986), suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (not being the Finance Parties or any of them) with a view to rescheduling any of its indebtedness.

(b)            The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)             A moratorium is declared in respect of any indebtedness of any Obligor.

20.6       Insolvency proceedings

Any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(a)             the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b)            a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)             the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(d)            enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

20.7       Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor with a value of $5,000,000 or more.

20.8       Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

20.9       Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

20.10     Governmental Intervention

By or under the authority of any government:

(a)             the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed; or

(b)            all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is 10 per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired and which has a Material Adverse Effect.

20.11     Transaction Security

(a)             Any Obligor fails to perform or comply with any of the material obligations assumed by it in the Security Documents.

(b)            At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective in any respect which is materially adverse to the interests of the Lenders.

(c)             At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

20.12     Auditors Qualification

The Auditors of any Obligor qualify the annual financial statements of such Obligor in a manner which is materially prejudicial to the interests of the Finance Parties.

20.13     Material Litigation

Any litigation, arbitration, proceeding or dispute is started or threatened in writing against any Obligor and which is reasonably likely to be adversely determined and, if so determined, will have a Material Adverse Effect.

20.14     Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

20.15     Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)             cancel the Total Commitments, at which time they shall immediately be cancelled;

(b)            declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)             declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)            exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

SECTION 8

CHANGES TO PARTIES

21.         CHANGES TO THE LENDERS

21.1       Assignments and transfers by the Lenders

Subject to this Clause 21, a Lender (the “Existing Lender”) may after consultation with the Borrower:

(a)             assign any of its rights; or

(b)            transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or another entity with the consent of the Borrower (the “New Lender”).

21.2       Conditions of assignment or transfer

(a)             An assignment will only be effective on:

(i)        receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)       performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)            A transfer will only be effective if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(c)             If:

(i)        a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)       as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

21.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee in an amount to be agreed.

21.4                     Limitation of responsibility of Existing Lenders

(a)                                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)        the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)       the financial condition of any Obligor;

(iii)      the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)      the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                     Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)       will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                      Nothing in any Finance Document obliges an Existing Lender to:

(i)        accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)       support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

21.5                     Procedure for transfer

(a)                                      Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                     The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                      On the Transfer Date:

(i)        to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)       each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)      the Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)      the New Lender shall become a Party as a “Lender”.

21.6                     Copy of Transfer Certificate to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

21.7                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                      to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                     with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)                                      to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

22.                           CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 9

THE FINANCE PARTIES

23.                           ROLE OF THE AGENT AND THE ARRANGER

23.1                     Appointment of the Agent

(a)                                      Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                     Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2                     Duties of the Agent

(a)                                      The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                     Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                      If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)                                     If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)                                      The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(f)                                        The Agent shall promptly forward to the Security Agent a copy of all notices issued pursuant to Clause 20.15 (Acceleration).

23.3                     Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

23.4                     No fiduciary duties

(a)                                      Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                                     Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.5                     Business with the Group

The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.6                     Rights and discretions of the Agent

(a)                                      The Agent may rely on:

(i)        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)       any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                     The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment));

(ii)       any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)      any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of the Obligors.

(c)                                      The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                     The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                      The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(f)                                        Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

23.7                     Majority Lenders’ instructions

(a)                                      Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act

(or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                     Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)                                      The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                     In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                      The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

23.8                     Responsibility for documentation

Neither the Agent nor the Arranger is responsible for:

(a)                                      the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated by the Finance Documents; or

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

23.9                     Exclusion of liability

(a)                                      Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 26.10 (Disruption to Payment Systems etc.), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct or breach of the Finance Documents.

(b)                                     No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)                                      The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                     Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

23.10               Lenders’ indemnity to the Agent and the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 26.10 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent ) in acting as Agent or as Security Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

23.11               Resignation of the Agent

(a)                                      The Agent may resign and appoint one of its Affiliates acting through an office in a jurisdiction to be agreed as successor by giving notice to the other Finance Parties and the Borrower.

(b)                                     Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                                      If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in a jurisdiction to be agreed).

(d)                                     The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                      The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                        Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                     After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

23.12               Confidentiality

(a)                                      In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                     If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

23.13               Relationship with the Lenders

(a)                                      The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                     Each Secured Party shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

23.14               Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                      the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)                                      whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)                                     the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)                                      the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Lender warrants to the Agent and the Arranger that it has not relied on and will not at any time rely on the Agent or the Arranger in respect of any of these matters.

23.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

23.16               Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.                           CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                      interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                     oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                      oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.                           SHARING AMONG THE FINANCE PARTIES

25.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 26 (Payment mechanics) or Clause 28 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

(a)                                      the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                     the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                      the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2                     Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 26.5 (Partial payments).

25.3                     Recovering Finance Party’s rights

(a)                                      On a distribution by the Agent under Clause 25.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                     If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                      each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that

Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)            that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

25.5       Exceptions

(a)             This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)            A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)        it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)       that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

26.         PAYMENT MECHANICS

26.1       Payments to the Agent

(a)             On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)            Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

26.2       Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to an Obligor), Clause 26.4 (Clawback) and Clause 23.16 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

26.3       Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4       Clawback

(a)             Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)            If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

26.5       Partial payments

(a)             If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents,

the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent (including of any Receiver or Delegate) and the Arranger under the Finance Documents;

(ii)       secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)      thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)      fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)            The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)             Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6       No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7       Business Days

(a)             Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)            During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8       Currency of account

(a)             Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum from the Borrower under any Finance Document.

(b)            Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)             Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

26.9       Change of currency

(a)             Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)       any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)            If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

26.10     Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)             the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)            the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)             the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)            any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);

(e)             the Agent shall not be liable for any damages, costs or losses whatsoever  (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.10; and

(f)             the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.         SET-OFF

A Finance Party may, following a payment Event of Default which is continuing, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.         APPLICATION OF PROCEEDS

28.1       Order of Application

All moneys from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at such times as the Security Agent sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)             in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

(b)            in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 26.5 (Partial Payments);

(c)             if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(d)            the balance, if any, in payment to the relevant Obligor.

28.2       Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 28.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 28.

28.3       Currency Conversion

(a)             For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the

Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)            The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

28.4       Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

28.5       Discharge of Secured Obligations

(a)             Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)            The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

28.6       Sums received by the Borrower

If the Borrower receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause.

29.         NOTICES

29.1       Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)             in the case of the Borrower, that identified with its name below;

(b)            in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)             in the case of the Agent and Security Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

29.3       Delivery

(a)             Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)        if by way of fax, when received in legible form; or

(ii)       if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)            Any communication or document to be made or delivered to the Agent or to the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)             All notices from or to the Borrower shall be sent through the Agent.

(d)            All notices to a Lender from the Security Agent shall be sent through the Agent.

29.4       Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

29.5       Electronic communication

(a)             Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

(i)        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)       notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)      notify each other of any change to their address or any other such information supplied by them.

(b)            Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

29.6       English language

(a)             Any notice given under or in connection with any Finance Document must be in English.

(b)            All other documents provided under or in connection with any Finance Document must be:

(i)        in English; or

(ii)       if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.         CALCULATIONS AND CERTIFICATES

30.1       Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2       Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

30.3       Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31.         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.         AMENDMENTS AND WAIVERS

33.1       Required consents

(a)             Subject to Clause 33.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)            The Agent, or in respect of the Security Documents the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

33.2       Exceptions

(a)             An amendment or waiver that has the effect of changing or which relates to:

(i)        the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)       an extension to the date of payment of any amount under the Finance Documents;

(iii)      a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)      an increase in or an extension of any Commitment;

(v)       a change to the Borrower;

(vi)      any provision which expressly requires the consent of all the Lenders;

(vii)     Clause 2.2 (Finance Parties’ rights and obligations), Clause 21 (Changes to the Lenders) or this Clause 33;

(viii)    an amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Agent or a Hedge Counterparty may not be effected without the consent of the Agent, the Arranger, the Security Agent, or that Hedge Counterparty; or

(ix)      the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

shall not be made without the prior consent of all the Lenders.

(b)            An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger may not be effected without the consent of the Agent, the Security Agent or the Arranger as the case may be.

34.         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

35.                           GOVERNING LAW

This Agreement is governed by English law.

36.                           ENFORCEMENT

36.1                     Jurisdiction

(a)                                      The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

(b)                                     The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                      This Clause 36.1 (Jurisdiction) is for the benefit of the Finance Parties only.  As a result, and notwithstanding paragraph (a) of Clause 36.1, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

36.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)                                      irrevocably appoints Clifford Chance Secretaries Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                     agrees that failure by an agent for service of process to notify the Borrower of the process will not invalidate the proceedings concerned.

36.3                     Waiver of Immunity

The Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)                                      the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)                                     the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I
The Borrower

Name of Borrower	Registration number (or equivalent, if any)

ORIENTAL PROSPECT PTE. LTD.	200801581H

Part II

The Original Lenders

Name of Original Lender	Commitment

CHINA DEVELOPMENT BANK	US$7,000,000,000

SCHEDULE 2

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                 Corporate Documents

(a)                                      A copy of the constitutional documents of each Obligor (other than Aluminum Corporation of China) together with any shareholders’ agreement or resolution amending or varying the rights attaching to the shares in the Borrower.

(b)                                     A copy of a resolution of the board of directors of each Obligor (other than Aluminum Corporation of China):

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                     authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                     A certificate of each Obligor (other than Aluminum Corporation of China) (signed by an authorised signatory of each Obligor) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on any Obligor to be exceeded.

(e)                                      A certificate of an authorised signatory of the relevant Obligor (other than Aluminum Corporation of China) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                 Finance Documents

The Finance Documents duly executed by the relevant parties with the exception of those Finance Documents agreed between the parties to be delivered as a condition subsequent under Clause 19.22 (Conditions Subsequent).

3.                                 Shares

(a)                                      All original share certificates and share/stock transfer forms or any other documents of title duly executed or delivered by the relevant Obligor in blank in relation to the shares in an Obligor subject to or expressed to be subject to the Transaction Security.

(b)                                     A copy of the register of members of the Borrower.

4.                                 Legal opinions

(a)                                      A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                     If (i) an Obligor is incorporated in a jurisdiction other than England and Wales, or (ii) any asset which is purported to be subject to the Transaction Security is located or subject to the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the Relevant Jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.                                 Other documents and evidence

(a)                                      Evidence that any agent for service of process referred to in Clause 36.2 (Service of process), if not an Obligor, has accepted its appointment.

(b)                                     A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)                                      Evidence that the fees, costs and expenses (if any) then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)                                     Certified copies of the Confirmation that funds have been drawn down under the Onshore Loan Agreements and transferred to the Borrower.

(e)                                      The Guarantee executed by the Guarantor in form and substance satisfactory to the Agent.

(f)                                        Funds Flow;

(g)                                     Group Structure Chart;

(h)                                     The original bizfile authorisation letter issued by each of the Borrower and the Parent in a form provided by the Singapore law legal advisors to the Arranger and the Agent relating to the registration of the charge created by the relevant Security Documents.

SCHEDULE 3

REQUESTS

Utilisation Request

From:	The Borrower

To:	[Agent]

Dated:

Dear Sirs

ORIENTAL PROSPECT PTE. LTD. –$7,000,000,000 Facility Agreement

dated         February 2008 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	[ ] or, if less, the Available Facility

3.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is or will on the date of this Utilisation Request be satisfied.

4.                                 The proceeds of this Loan should be credited to [account].

5.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
ORIENTAL PROSPECT PTE. LTD.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

ORIENTAL PROSPECT PTE. LTD. –$[7,000,000,000] Facility Agreement

dated          February 2008 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                 We refer to Clause 21.5 (Procedure for transfer):

(a)                                      The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 21.5 (Procedure for transfer).

(b)                                     The proposed Transfer Date is [      ].

(c)                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders).

4.                                 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.                                 This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

[Agent]

By:

SCHEDULE 5

TIMETABLES

Loans in dollars

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	U-3 9.30am

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00pm

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time in respect of LIBOR

“U” = date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan

SIGNATURES

THE BORROWER

ORIENTAL PROSPECT PTE. LTD.

By:/s/ ZHANG ZHANKUI

Address:

Fax:

THE ARRANGER

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax:

THE AGENT

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax:

Attention:

THE SECURITY AGENT

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax:

Attention:

THE ORIGINAL LENDERS

CHINA DEVELOPMENT BANK

By:/s/ XU QIYING

Address:

Fax:

Attention:

February 3, 2008